UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 27, 2007
Health Grades, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22019	62-1623449

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Golden Ridge Road, Suite 100 Golden, Colorado	80401

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code                    (303) 716-0041
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1

Item 5.02 Election of Directors
Effective June 27, 2007, Michael J. Beaudoin was named a director of Health Grades, Inc. (the “Company”), increasing the size of the Board to six directors
Mr. Beaudoin is Co-founder and Co-CEO of ServiceMagic, Inc. ServiceMagic was acquired by InterActiveCorp (NASDAQ: IACI) in September 2004. Prior to founding ServiceMagic in 1998, Mr. Beaudoin was a member of the founding team of Einstein/Noah Bagel Corp. where he held several positions, including Chief Corporate Development Officer, Senior Vice President of Supply Chain and Vice President / Chief Financial Officer. Before joining Einstein/Noah Bagel Corp., he was a founder of NewLeaf Entertainment Corp., a technology joint venture between Blockbuster Entertainment Group and IBM, and served as the Vice President of Operations, Marketing and Finance.
Mr. Beaudoin was recommended to the Board of Directors by the Company’s Nominating and Corporate Governance Committee. Mr. Beaudoin will serve for a term expiring at the 2008 annual meeting of shareholders, or until his successor has been elected and qualifies. Mr. Beaudoin was not selected as a director pursuant to any arrangement or understanding between Mr. Beaudoin and any other person. Mr. Beaudoin has not yet been appointed to any Board committees. There are no transactions in which Mr. Beaudoin has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with his appointment to the Board of Directors, Mr. Beaudoin will receive an initial grant of 20,000 shares of restricted stock. These shares vest in equal installments on each of the first four anniversaries of the date of grant. In connection with his service on the Company’s Board and committees, Mr. Beaudoin also will receive annual cash compensation and restricted stock grants pursuant to the Company’s director compensation policy.
On June 27, 2007, the Company issued a press release announcing the appointment of Mr. Beaudoin to the Company’s Board of Directors and the appointment of Allen Silkin as Senior Vice President— Internet Advertising of the Company. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
          99.1 Press Release dated June 27, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH GRADES, INC. (Registrant)
By:	/s/ ALLEN DODGE
Allen Dodge
Executive Vice President and Chief Financial Officer

Dated: June 27, 2007

EXHIBIT INDEX

Exhibits No	Description
99.1	Press Release dated June 27, 2007.